EXHIBIT 5.1
September 16, 2005
ScanSoft, Inc.
1 Wayside Road
Burlington, Massachusetts 01803
Re: Registration Statement on Form S-8; 9,534,748 shares of Common Stock offered pursuant to Nuance Communications, Inc. 2001 Nonstatutory Stock Option Plan, Nuance Communications, Inc. 2000 Stock Plan, Nuance Communications, Inc. 1998 Stock Plan, and Nuance Communications, Inc. 1994 Flexible Stock Incentive Plan
Ladies and Gentlemen:
     At your request, I am rendering this opinion in connection with the proposed issuance of 9,534,748 shares of common stock, $0.001 par value (the “Common Stock”) of ScanSoft, Inc., a Delaware corporation (the “Company”), issuable upon the exercise of options granted under the Nuance Communications, Inc. 2001 Nonstatutory Stock Option Plan, Nuance Communications, Inc. 2000 Stock Plan, Nuance Communications, Inc. 1998 Stock Plan, Nuance Communications, Inc. 1994 Flexible Stock Incentive Plan (collectively, the “Plans”).
     I have examined instruments, documents, and records that I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.
     Based on such examination, I am of the opinion that the 9,534,748 shares of Common Stock to be issued by the Company pursuant to the Plans are validly authorized shares of Common Stock and, when issued in accordance with the provisions of the Plans, will be legally issued, fully paid and nonassessable.
     I hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of my name wherever it appears in said Registration Statement. In giving such consent, I do not consider that I am an “expert” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
Very truly yours,
/s/ Jo-Anne Sinclair, General Counsel